Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Mobile Vault, Inc.
(A Development Stage Company)
Cameron Park, California

We hereby consent to the inclusion in this Registration Statement on form S-1/A of our report dated August 20, 2013 relating to the financial statements of Mobile Vault, Inc.

We further consent to being named as “Experts” in accounting and auditing as defined in the report.

/s/ZBS Group LLP

Plainview, New York

October 21, 2013

255 Executive Drive, Suite 400    Plainview, New York 11803

Tel: (516) 394-3344     Fax:  (516) 908-7867

www.zmscpas.com